EXHIBIT 23.1









         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statements (No. 33-88268, No. 33-95256 and No. 33-97250) of Uniroyal
         Technology Corporation on Form S-8 of our reports dated December 20, 1999, appearing in the Annual Report on Form 10-K of Uniroyal Technology Corporation for the year ended September 26, 1999.


         DELOITTE & TOUCHE LLP


         Tampa, Florida
         December 23, 1999